Exhibit 10.1.12

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

Wireless Infrastructure Supply Contract

BETWEEN

ZTE USA, INC

AND

Gogo, LLC

CONTRACT NO. 2

August 2011

MASTER SUPPLY AND SERVICES AGREEMENT

This Master Supply and Services Agreement (the “Agreement”) is entered into and made effective as of August 17, 2011 (the “Effective Date”) by and between:

ZTE USA, Inc., (hereinafter referred to as “ZTE”) having a place of business at 2425 North Central Expressway Suite 323, Richardson, TX 75080; and

Gogo LLC (formerly known as Aircell, LLC and hereinafter referred to as “Gogo”) having its registered office at 1250 North Arlington Heights Road Suite 500, Itasca, IL 60143.

WHEREAS, ZTE is a manufacturer and/or supplier of certain telecommunications equipment, hardware, and associated materials, exclusive of software content, related software licenses, and/or installation, engineering and training services.

WHEREAS, Gogo desires and has requested ZTE to:

1.	modify certain of its standard BTS and BSC software to incorporate Gogo supplied Qualcomm technologies; and features essential for Gogo’s ATG-4 network operation (the “ATG-4 Network”). Such EV DO Rev B and related technologies are hereinafter referred to as “ATG-4 Products” or “Products”;

2.	supply Gogo with such ATG-4 Products for the ATG-4 Network;

3.	support, as needed, in the installation, integration, optimization and commissioning of the ATG-4 Network (the “Project Services”);

4.	provide extended warranty and other optional services after the commission of the ATG-4 Network (the “W&S Services”); and

5.	supply Gogo and its designated partner with the ATG-4 Products for the expansion of the ATG-4 Network in the future.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained the parties agree to be bound as follows:

1.	Relationship to prior agreement

This contract supersedes and replaces the first Master Supply and Services Agreement dated June 26, 2007 and related amendments (the “First Master Agreement”). Any minimum purchase commitment made by Gogo and any penalties agreed to by Gogo under the previous agreements no longer apply.

If there is a conflict between this agreement and any other agreement/amendment, the terms of this Agreement shall govern.

2.	Listing of Schedules

The following Schedules are attached hereto and shall be deemed applicable to and incorporated into this Agreement:

Schedule 1 “Description of Project”

Schedule 2 “Statement of Work”

Schedule 3 “Product Specifications”

Schedule 4 “Acceptance Test Procedures and Records”

Schedule 5A “Project Bill of Quantities for Initial Deployment”

Schedule 5B “Product Pricing Schedule for Additional Product Purchases”

Schedule 5C “Spares Price List”

Schedule 5D “Discount and Minimum Purchase Commitment”

Schedule 6 “Gogo Customer Care Services”

Schedule 7 “Acronyms and Definitions”

3.	The Project

Gogo intends to upgrade and implement an enhanced Air to Ground Communications System project (“The Project”) as described in Schedule 1 “Description of Project”. In connection therewith, the parties shall perform those certain respective obligations and tasks as described in Schedule 2 “Statement of Work” and in accordance with the terms hereof.

Price of the ATG-4 Products for The Project is listed in Schedule 5 “Project Bill of Quantities for Initial Deployment”.

4.	Payment for Certification of ATG-4 BTS

[***]

5.	Price of the Project

[***]

6.	Payment Terms

[***]

7.	Shipment

The shipment of the ATG-4 Products ordered from Schedule 5B and 5C subsequent to the Project shall be in accordance with the following:

a)	Shipment Schedule: determined at the time of order placement

b)	Shipment Port of Entry: determined at the time of order placement

c)	[***]

d)	Shipment Method: FOB Shenzhen P.R. China unless other shipment methods are requested by Gogo.

e)	[***]

f)	[***]

g)	[***]

h)	Transshipment is allowed

i)	Partial shipment is allowed, with Gogo’s prior consent, as long as all Products ordered are shipped by the date agreed.

j)	ZTE shall pack the equipment for shipment in strong wooden case(s) or in carton(s) suitable for long distance transportation and the change of climate, well protected against moisture and shock. The packing marking and documentation within and outside the packing shall be in accordance with ZTE’s standard practice for export shipment and shall meet all required packaging for US Port of Entry and delivery to Gogo’s final designated destination.

8.	Orders Pricing and Terms

Gogo and ZTE agree on the following pricing and terms for the ATG-4 Products:

[***]

9.	Transfer of Title

ZTE shall have a purchase money security interest in the ATG-4 Products in accordance with applicable local law, until full payment of all undisputed amounts for the ATG-4 Products are made. Upon payment in full as outlined herein, ZTE will timely transfer title to Gogo and release all security interests in the ATG-4 Products.

Title to the Software as described herein shall at all times remain with ZTE, or with the various suppliers to ZTE whose software or software components are contained in the Software and whose rights of ownership are maintained through restrictive agreements with ZTE.

10.	Security Interest

It is understood that ZTE retains a purchase money security interest in all items delivered to Gogo until payment in full of all undisputed amounts and Gogo agrees that during such period that said security interest is in effect, it will keep such items free and clear of all other prior liens and claims of any kind, that it will not remove or deface any labels or other markings evidencing the security interest of ZTE and that it will not move such items from the final operational delivery destination without ZTE’s consent.

11.	Software License

ZTE hereby grants to Gogo, and Gogo accepts, a perpetual, non-exclusive, non-transferable and restricted right and license to use the Software comprising the subject matter of a purchased Software License, further subject to the provisions and limitations as set forth below:

a)	the Software and any supporting documentation furnished hereunder is to be used by Gogo for its own business activities solely in conjunction with the normal and intended use and operation of the Products purchased hereunder, the Products and Software together constituting a Licensed System;

b)	the right of Gogo to use the Software is now and throughout the term of the license contingent upon the payment by Gogo to ZTE of the purchase price for the Product that is part of the Licensed System on which the Software is running as set forth in Schedule 5A, 5B and 5C;

c)	licensed use is limited to the executable software as delivered by ZTE to Gogo and does not permit modification or use of any modified form of the Software, notwithstanding any claim by Gogo of any defect in the Software; Gogo may not duplicate the Software, except to make a backup copy of the software for use in the event of system failure;

d)	the Software and any documentation furnished are the property of ZTE and are to be considered ZTE proprietary information; Gogo shall not disclose, provide or otherwise make available the Software or documentation, or any part thereof, in any form, to any third party other than Gogo’s contractors, before or after termination of this Agreement, except to Gogo’s third party maintenance providers or ATG-4 Network suppliers who have a need to know, have been informed of the confidential nature of the ZTE proprietary information, and are bound by confidentiality obligations substantially equivalent to those contained herein, or to any other third party as may be permitted in writing by ZTE; Gogo shall immediately notify ZTE, in writing, of any knowledge that any unlicensed party possesses the Software or documentation; Gogo shall safeguard said Software and documentation with the same degree of care used to protect its own proprietary information, but in no case less than reasonable care;

e)	the Software provided to Gogo under this Agreement is in object code format; ZTE expressly prohibits, and Gogo agrees to refrain from, any attempt by Gogo or Gogo’s agent(s) to tamper with, disassemble, reverse compile, reverse engineer, or, in any similar way, expose the actual instruction sequences, internal logic, protocols, algorithms or other intellectual property represented within the Software, which ZTE considers to be its proprietary information and trade secret whether or not said intellectual property is included in any patent or copyright; any product derived from, or resulting from, such effort by Gogo or any other party shall be deemed the property of ZTE, for which no right to use is granted to Gogo herein and for which ZTE shall bear no obligations for support;

f)	this Software License, and the rights and obligations of Gogo shall not be, assigned, sub-licensed or otherwise transferred or disposed of, including by operation of law, in whole or in part, by Gogo unless consented to in writing by ZTE; except that Gogo shall have the right to assign this Software License to a successor of Gogo pursuant to a merger or sale of substantially all of its assets, or in association with a resale of a Licensed System or related services to an end-user, to sublicense the use of the Software to such end-user pursuant to a software license agreement containing terms substantially similar to those contained herein;

g)	the license granted herein shall continue for so long as the Licensed System upon which the Software is running remains in service by Gogo, unless Gogo is past due with payment of applicable purchase price for the Product related to the Licensed System as set forth in Schedule 5A, 5B and 5C or is in breach of or in material violation of any of the terms of this Section 10, in which event the license granted herein shall terminate upon written notification thereof to Gogo by ZTE if Gogo has not cured the breach or material violation within 60 days after receipt of ZTE’s written notice; upon termination of the license, all use of the Software by Gogo shall immediately cease and all copies of the Software and related documentation shall be immediately returned by Gogo at its expense to ZTE.

12.	Taxes

Prices for Products, Software Licenses and/or Installation or Training Services do not include any state, federal, national, county or local sales, use or excise taxes, or customs duties (or other duties, fees, or similar charges however designated) applicable to this transaction, and, unless otherwise agreed by the parties in the shipping terms, Gogo expressly agrees to pay the amount of any such taxes or duties that may be imposed. ZTE agrees to act as the shipping agent for Gogo for all shipping related taxes referenced herein.

13.	Termination for Failure to Pay

If after Gogo’s receipt of written notice of default and after a 60 day opportunity to cure, Gogo fails to make payments of any sum due hereunder, ZTE will have the right at the end of the 60 day cure period to immediately terminate this Agreement, cease all further performance and, with reasonable prior notice and process of law, enter Gogo’s premises for the purpose of repossessing and removing any items subject to a security interest in favor of ZTE and all ZTE-owned Products and the related Software. ZTE’s termination of this Agreement or such taking of possession will be without prejudice to any other rights and remedies that ZTE may have. Gogo’s obligation to pay all ZTE invoices as may be accrued will survive any termination action.

14.	Warranty and Support Services

ZTE agrees to provide Warranty and Support Services (“W&S Services”) as follows:

[***]

ZTE will provide the following W&S Services to Gogo:

[***]

[***] ZTE will provide Gogo with a quarterly review of W&S Services and Gogo system operations including, but not limited to, average response tie to issues, uptime percentages and a schedule to address Gogo’s issues of concern.

Pricing and Terms

a)	Basic and Extended Care Services / ARR Fees and Terms. Fees applicable for the Basic and Extended Care Service and Advance Repair and Return are either included in the purchase price or priced as percentage of the purchase price of each NE specified in Schedules 5A, 5B and 5C (and includes both the hardware and software components of each NE) on a per annum basis. All Products purchased by Gogo within the duration of the W&S Service Term are subject to the Basic and Extended Care Services / ARR fees, including NE Components, except:

1)	any NEs permanently removed from commercial use or lab use permanently in its entirety. Gogo will notify ZTE in writing of any products permanently removed from service. ZTE reserves the right to verify such removal.

2)	spare parts stock purchased by Gogo for the purpose of maintenance of its network.

[***]

b)	On-site Engineering Services Fees and Terms.

On-site engineering services can be provided with the following terms:

[***]

c)	Training Services Fees and Terms.

[***]

d)	EVDO Rev A upgrade to Rev B service fees and terms

[***]

Payment Calculation and Terms

[***]

Early Termination

Gogo may terminate the W&S Service Term for convenience with 180 days advance notice in writing to ZTE. [***]

ZTE may terminate W&S Service Term for cause with 180-day advance notice in writing to Gogo. Gogo may seek remedial action within 60 days of receipt of such termination notice. Termination for cause by ZTE under this Section is limited to: delinquent in payment, fraudulent use of the services offered.

Gogo may terminate W&S Service Term for cause with 180-day advance notice in writing to ZTE. ZTE may seek remedial action within 60 days of receipt of such termination notice. Termination for cause by Gogo under this Section is limited to: chronic failure to perform by ZTE, chronic underperformance by ZTE.

Mediation for Failure to Perform or Underperformance by ZTE

If Gogo determines that ZTE has failed to perform or underperformed in delivering the W&S Services offered by ZTE hereunder, Gogo shall notify ZTE in writing. Within two (2) business days of the receipt of such notice, the parties will jointly investigate the reason for such determination and complete the investigation within fifteen (15) business days. If the outcome of the investigation determines that ZTE is at fault, then this shall be counted as one occurrence of Failure to Fulfill SLA.

If 3 instances of Failure to Fulfill SLA occur within 3 consecutive months during the W&S Services Term, Gogo may withhold payment for the W&S Services without prejudice; until ZTE completes 3 consecutive months of service without any instance of Failure to Fulfill SLA.

If 3 instances of Failure to Fulfill SLA occur within 1 month during the W&S Services Term, ZTE shall credit Gogo in the amount equal to Gogo’s payment obligation for 1 month.

Further:

(a) ZTE warrants that its Products, Software and/or Installation or Training Services that may be delivered pursuant to this Agreement:

1) Shall conform to and operate in accordance with its then current and customary descriptions and the Product Specification, and that its modified ATG-4 BTS product conforms to and operates in accordance with the Product Specifications in Schedule 3 as concerns RF frequency operation (including backward compatibility with all ATG or ATG-4 products but excluding any features or subsystems that were not developed by ZTE). Except for operating as set forth in the current and customary descriptions and the Product Specification, ZTE does not warrant the network performance of any of its Products in Gogo’s ATG-4 Network.

2) ZTE warrants that the Software does not and will not contain any disabling procedures (as defined in the next sentence). “Disabling procedures” means any code or instructions that is capable of accessing, modifying, disabling, interfering with or otherwise harming the Software, the Product, any connected system, or any information resident on such a system, except in a manner that is intended for the functionality of the Product and fully disclosed in the documentation of the Software. For example, “disabling procedures” includes any virus or other malicious code, software lock, time bomb or trap door. Immediately upon discovery of any disabling procedures that may be included in the Software, ZTE will notify Gogo, and will take any action necessary to identify and eradicate such disabling procedures, and to carry out any recovery necessary to remedy the impacts of such disabling procedures, at ZTE’s expense.

(b) ZTE will, at its option, repair, correct or replace any such defective Product of its manufacture or defective Software of its origin and supply, with new or equivalent Products or Software so as to make the Product or Software conform to this warranty and the applicable description and specifications, or take back the Product or Software and refund the price paid therefore by Gogo provided that:

1) The defective Product or Software is returned to ZTE at its designated location, transportation costs and risk of loss to be borne by Gogo, in accordance with ZTE’s instructions including a Returned Material Authorization (RMA) which shall be promptly given; and

2) an inspection of the returned Products or Software by ZTE indicates the defect was not caused by abuse, or improper use, maintenance, repair, installation or tampering or alteration. ZTE may only refuse warranty service under this section if ZTE shows documentation acceptable to Gogo that the defect was caused by abuse or improper use, maintenance repair, installation or tampering or alteration.

3) Any equipment, accessory, or part repaired or replaced by ZTE pursuant to the terms of this warranty shall be returned to Gogo transportation, chosen by ZTE, prepaid and risk of loss borne by ZTE, and continue to be warranted for the remainder of the original warranty period plus the amount of time that the Product was out of service. Gogo will carry the burden to track and notify ZTE when the Product is out of service.

(c) ZTE warrants that its Installation, Training, Engineering, and W&S Services shall be performed in a good and workmanlike manner, and in accordance with industry standards, and that any related installation material supplied by ZTE shall be free from material defects in workmanship. If the Services provided shall be found defective within twelve months from the date of completion of said Services, ZTE shall fulfill this warranty through repair or replacement of any installation materials and/or correction of installation errors provided written notice of the claimed defect is given to ZTE promptly upon discovery and in any event, within the services warranty period.

THE FOREGOING WARRANTY AND SUPPORT PROVISIONS SHALL CONSTITUTE ZTE’S ENTIRE LIABILITY AND GOGO’S SOLE RIGHT AND REMEDY WITH RESPECT TO DEFECTIVE PRODUCTS, SOFTWARE, AND/OR INSTALLATION SERVICES, WHETHER CLAIMS ARE MADE OR REMEDIES ARE SOUGHT IN CONTRACT OR TORT OR UNDER ANY OTHER LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE).

THERE IS NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE PROVISIONS STATED HEREIN. THERE ARE NO WARRANTIES EITHER EXPRESSED OR IMPLIED OR ANY AFFIRMATION OF FACT OR REPRESENTATION EXCEPT AS SPECIFICALLY SET FORTH HEREIN.

15.	Force Majeure

Neither ZTE nor Gogo shall be held responsible for failure or delay to perform all or any part of this Agreement due to acts of god including flood, fire, earthquake, hurricane, war, government prohibition. However, the party whose performance is affected by the event of Force Majeure shall give a notice to the other party of its occurrence as soon as possible but no later than 7 (seven) days after its occurrence.

If the event of Force Majeure event continues for more than 15 (fifteen) days, both parties shall negotiate the performance or the termination of this Agreement. If within 30 days after the occurrence of the event of Force Majeure, both parties cannot reach an agreement, either party has the right to terminate this Master Supply Agreement.

16.	Substitutions and Modifications

ZTE reserves the right, at any time before delivery or acceptance, whichever is later, to modify, replace or substitute Products or their components of its manufacture, or materials procured from its suppliers, and relevant Software to be supplied, provided that such modification, replacement or substitution does not adversely affect the operational requirements or performance in accordance with the Product Specification or maintenance of the particular Products and Software to be delivered and will not result in additional charges to Gogo.

17.	License and Permits

Except as set forth in Section 4, any licenses or permits required by any State, municipality or other governmental body to install, provide or operate the Products or Software or services furnished by ZTE shall be the responsibility of the Gogo.

18.	Confidential Information

The terms and conditions of the Mutual Non-Disclosure Agreement dated as of June 16, 2005 between the parties (“NDA”) shall apply to the use and disclosure of Confidential Information exchanged pursuant to this Agreement. The term “Confidential Information” as used in this Agreement shall have the same meaning as “Confidential Information” in the NDA. To the extent that the term stated in the NDA terminates prior to the termination of this Agreement, the parties agree that the term of the NDA shall be automatically extended to the term of this Agreement.

19.	Assignment

In the absence of prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, neither Party shall assign this Agreement, or any of its rights and obligations hereunder except that Gogo may assign this Agreement to a successor in interest pursuant to a merger or sale of substantially all of its assets. In connection with any assignment for which consent is given hereunder, the assigning Party shall in all respects continue to be bound by such obligations and shall remain liable to the other Party with respect to the subject matter of said assignment or delegation. Subject to the foregoing, the terms and conditions hereof shall pass to the benefit of, and be binding upon, the heirs, successors, administrators, executors and assigns of the parties.

20.	Proprietary Rights; Patent Infringement

(a) Proprietary Rights Ownership. This section describes the ownership of the work product developed pursuant to this Agreement, and all intellectual property rights related thereto, including copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights, and rights to enforce all of the foregoing (“Proprietary Rights”) to the extent that such rights are protectable under applicable law.

“Technology” means any and all technical information (including ideas, techniques, designs, inventions, know-how, processes, algorithms and specifications). “Gogo Technology” means the Technology provided by Gogo to ZTE pursuant to this Agreement. “ZTE Technology” means the Technology that was in ZTE’s possession prior to receipt of any Gogo Technology under this Agreement, and that ZTE uses in performing its services under this Agreement including the Software referenced in Section 11 above. “Project Technology” means the Technology, which is conceived, made, reduced to practice, or learned by ZTE, or jointly, in the course of work performed under this Agreement including, but not limited to, the NRE services as set forth in the Scope of Work. The Project Technology does not include the ZTE Technology or the Gogo Technology.

Gogo warrants that it owns, or has the right to use in accordance with this Agreement, all Gogo Technology. ZTE warrants that it owns, or has the right to use in accordance with this Agreement, all ZTE Technology (including the right to grant the license described in the next section with respect to any ZTE Technology that is owned by a third party).

The Gogo Technology is the exclusive property of Gogo. Gogo owns all right, title, and interest in Technology developed by or for Gogo independent of this Agreement (including improvements thereto).

The ZTE Technology is the exclusive property of ZTE. Gogo has no rights to use ZTE technology except pursuant to the license granted in Section 11. ZTE owns all right, title, and interest in Technology developed by or for ZTE independent of this Agreement (including improvements thereto).

The parties agree that the Project Technology will be jointly owned by Gogo and ZTE.

Each party grants to the other a perpetual, royalty-free, worldwide, exclusive license, with full rights of assignment its assignees, to use the Project Technology for the manufacture of products for Gogo. ZTE will promptly disclose to Gogo in writing all Project Technology.

ZTE will not (directly or indirectly) sell or use the Project Technology, or any new product derived from the Project Technology except to Gogo or a party designated by Gogo. This section does not apply to new products derived without use of the Gogo Technology or the Project Technology.

(b) Patent Infringement. ZTE agrees that it will defend at its own expense, all suits against Gogo for infringement of any copyright, patent, or similar third party intellectual property right covering, or alleged to cover, the use of ZTE Technology anywhere in the world, as defined above, in the form furnished by ZTE and ZTE agrees that it will pay all sums which, by final judgment or decree in any such suits, may be assessed against Gogo on account of such infringement, provided that ZTE shall be given (a) immediate written notice of any claims of any such infringement and of any suits brought or threatened against Gogo and (b) authority to assume the sole defense thereof through its own counsel and to compromise or settle any suits so far as this may be without prejudice to the right of the Gogo to continue the use, as contemplated, of the Material furnished or to be furnished. If in any such suit related to the ZTE Technology is held to constitute an infringement and its use is enjoined, or if in the light of any claim of infringement ZTE deems it advisable to do so, ZTE may procure the right to continue the use of the same for Gogo, or replace the same with non-infringing Product or Software, modify same so as to be non-infringing

Gogo agrees that it will defend at its own expense, all suits against ZTE for infringement of any copyright, patent, or similar third party intellectual property right covering, or alleged to cover, the use of Gogo Technology anywhere in the world, as defined above, in the form furnished by Gogo and Gogo agrees that it will pay all sums which, by final judgment or decree in any such suits, may be assessed against ZTE on account of such infringement, provided that Gogo shall be given (a) immediate written notice of any claims of any such infringement and of any suits brought or threatened against ZTE and (b) authority to assume the sole defense thereof through its own counsel and to compromise or settle any suits so far as this may be without prejudice to the right of the ZTE to continue the use, as contemplated, of the Material furnished or to be furnished. If in any such suit related to the Gogo Technology is held to constitute an infringement and its use is enjoined, or if in the light of any claim of infringement Gogo deems it advisable to do so, Gogo may procure the right to continue the use of the same for the ZTE, or replace the same with non-infringing Product or Software, modify same so as to be non-infringing.

Gogo and ZTE agree to defend, all suits for infringement of any copyright, patent, or similar third party intellectual property right covering, or alleged to cover, the Project Technology anywhere in the world, as defined above, and any sums which, by final judgment or decree, may be assessed against either or both parties on account of such infringement, shall be born equally by both parties.

This section shall not expire upon termination of this Agreement, but shall remain in force and effect thereafter.

21.	Governing Law and Binding Arbitration

This Agreement shall be governed by the laws (without giving effect to its conflict of laws principles) of the State of New York; and nothing in this Agreement affects any statutory rights of consumers that cannot be waived or limited by contract. Each parties expressly consents to the personal jurisdiction of the state and federal courts located in New York County for any lawsuit arising from or related to this Agreement. The parties expressly disclaim the applicability of the United Nations Convention for the International Sale of Goods. Should any dispute, claim or controversy occur between the parties arising out of or related to this Agreement, one party will give written notice of the dispute to the other party. The parties shall then, in the first instance, attempt to resolve such dispute or controversy in good faith by senior level negotiations with a view to resolving the dispute within a period of sixty (60) business days from the day notice of the dispute was given (the “Resolution Period”). If the parties are unable to resolve the dispute within the Resolution Period, either party may, pursue any remedy available to it in law or equity.

22.	Limitation of Liability

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, REMOTE, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO THE LOSS OF DATA, REVENUE OR PROFITS), EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, RESULTING FROM OR ARISING OUT OF ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR FROM ANY FAULT, FAILURE, DEFICIENCY, OR DEFECT IN THE PRODUCTS, SOFTWARE, AND/OR SERVICES, OR FROM THE USE OF OR THE INABILITY TO USE THE PRODUCTS, SOFTWARE AND/OR SERVICES EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, OR FROM ANY OTHER CAUSE.

FURTHER, EXCEPT FOR THE INDEMNITY SET FORTH IN SECTION 19, IN NO EVENT SHALL ZTE BE LIABLE UNDER ANY LEGAL THEORY OF RECOVERY OR FOR ANY OTHER REASON FOR LOSSES OR DAMAGES OF ANY KIND WHICH EXCEED THE PURCHASE PRICE PAID AND SERVICE FEES PAID BY Gogo HEREUNDER.

23.	English Language Provision

ZTE agrees to provide Gogo with a project manager (PM) and an operations trainer (OT) fluent in the English language. The PM will be Gogo’s primary contact point and perform those responsibilities annotated in Schedule 2 Scope of Work - i.e., general manage the project and the personnel assigned to the project. All necessary documentation shall also be provided in the English language.

ZTE agrees that its support personnel providing W&S Services to Gogo will be fluent in the English language. Upon request by Gogo, ZTE agrees to immediately replace any support personnel providing W&S Services if Gogo indicates there is an English language fluency issue.

24.	Headings

The headings appearing at the beginning of the several sections contained in this Agreement have been inserted for convenience only, and neither those headings, nor their order or placement, shall be used in the construction and interpretation of this Agreement.

25.	No Waiver

The failure of either party at any time to require performance by the other of any provision hereof shall not affect the right of such party to require performance at any time thereafter, nor shall the waiver of either party of a breach of any provision hereof be taken or held to be a waiver of a provision itself. No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such waiver or discharge is sought to be enforced.

26.	Notices

All notices, requests, demands, claims and other communications shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to ZTE: 2425 N. Central Expressway Suite 323 Richardson, TX 75080 Attention: EVP of Sales

If to Gogo: 1250 N. Arlington Heights Rd. Suite 500, Itasca IL 60143 Attention: VP Engineering	With a Copy to: 1250 N. Arlington Heights Rd. Suite 500, Itasca IL 60143 Attention: General Counsel

Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either party may change the address to which notices, requests, demands, claims or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

27.	Entirety of Agreement –Modifications to Schedules

The provisions hereof are all of the terms, conditions and agreements of the parties regarding the sale of Products, and related Software Licenses and/or Installation Services and take the place of any pre-printed provisions that may appear anywhere on Gogo’s Purchase Order, which provisions have been expressly rejected. No modification(s) or amendments to these terms and conditions will be valid unless stated in writing and signed by duly authorized representatives of both ZTE and the Gogo. All schedules may be amended from time to time upon mutual consent of the parties to add deliverables and for other matters.

28.	Counterparts

This Agreement may be executed in any number of and each such counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute one agreement.

29.	Publicity

The Parties agree that neither Party will make any Public Announcement relating to this Agreement or any relationship existing between the Parties and any related Purchase Orders, or agreements without the prior written consent of the other Party.

30.	Time is of the Essence

Both parties agree that time is of the essence hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their respective names.

ZTE USA Incorporated		Gogo LLC

By:	/s/ Joey Jia	By:	/s/ Michael Small
Name:	Joey Jia	Name:	Michael Small
Title:	GM, ZTE USA	Title:	CEO

SCHEDULE 1

Description of Project

The project objective is to deploy Gogo’s enhanced Air to Ground network (ATG-4) for commercial activity. Following is a general description of the ZTE’s obligations for The Project. A specific description of each party’s responsibilities is set forth in Schedule 2, “Statement of Work”.

[***]

Throughout the term of this agreement, ZTE will support all current ATG-4 features. Any other technology/feature development required by Gogo will be completed by ZTE. During such instances ZTE will provide necessary support to supply and integrate such technology/feature. The parties will work together to resolve reasonable compensation for any additional development work and any such change will be approved by the parties in a modification to this Agreement pursuant to the terms of Section 27 of the Agreement.

[***]

SCHEDULE 2

Statement of Work

Please refer to the Statement of Work document which is attached and incorporated hereto and herein.

SCHEDULE 3

Product Specifications

The following documents are incorporated herein. The parties agree that they all have access to these documents.

a)	Modification Specifications for ATG-4 BTS & BSS

b)	ZXC10 CBTS I2 Datasheet.

c)	ZXC10 BSCB Datasheet

d)	ZXC10 PDSN Datasheet

e)	ZXC 10 BS8800 Datasheet

f)	ZXC10 BS8900 Datasheet

SCHEDULE 4

Acceptance Test Procedures and Records

Please refer to attached ZTE Acceptance Test Procedures.

Acceptance Testing

The objective of acceptance testing is to establish that the ZTE has satisfied the requirements of the Agreement, therefore mitigating the risk of defects or other inadequacies throughout the Project’s operational lifetime. It occurs prior to ownership of the Project deliverable being handed over to Gogo, and is conducted in the intended operational environment, as opposed to the supplier’s development environment.

Acceptance Testing Procedure

The time and resources allocated to acceptance testing are often limited; therefore the procedure needs to be efficient, repeatable and authoritative. The remainder of this section details the recommended acceptance testing procedure, which consists of three stages: planning, the test activity, and documentation.

Planning

Planning identifies the aspects of the Product to be tested, the level of manning required to operate the Product, and the anticipated duration of testing. Often a simple approach is taken, where testing of all functionality related to the Proposed is proposed. Agreement must be reached on data, including platform types and the location where testing will take place. Deployment and set-up of the test equipment, including data classification and network media compatibility, must also be considered.

Given that the Product interface shares connectivity with other components of the system, it is desirable to perform distributed system tests following preliminary acceptance of the stand-alone Product.

Test Activity

The test activity occurs at the Gogo facility and may spans several days, depending on the amount of testing proposed in the planning stage. The black box testing methodology, which evaluates the functionality or performance of the system irrespective of internal implementation details, is employed. Stimulating the black box with input actions and witnessing the resulting output examine the functional requirements.

The test case is a fundamental concept in testing, which identifies the expected output from a specific input. A test case is considered to pass if the output witnessed during the test execution matches the expected output, or is within the permitted tolerance range. Test cases are classified by the interface from which the expected output is generated:

•	Configuration testing verifies that the Product can be configured appropriately for a distributed system test.

•	Send testing verifies that network data sent by the Product complies with the relevant system standards.

•	Receive testing verifies that the system responds correctly to network data generated by remote Products.

It is desirable to perform testing in the order listed above as this ensures that a passive analysis of the system’s capabilities is performed prior to stimulating it with network data.

Documentation

Following a test activity, a document is produced that details the results of testing. The report can be styled as either: a formal report that introduces the Product and describes the outcomes of the test activity, or a compilation of individual incident reports, where each cites the outcome of a specific test case, and is typically no more than a page.

Regardless of the style used, the result of each test case should be highlighted by severity, as shown below. Where a test case has failed, the potential impact on distributed system testing should be explored, and the input action and witnessed output noted, to aid the supplier in resolving the fault. Ultimately the report should indicate whether the Product is compliant, if it is compliant, an Acceptance Certificate will be issued to ZTE. If it is not compliant, Gogo will provide a written document to ZTE with recommendations for change. If significant faults are identified, the testing activity should be repeated to ensure that the supplier makes appropriate corrections.

•	FAULT. Has potential to prevent interoperability with the system. Resolution is advised.

•	ISSUE. Does not comply with the standard, or lacks some functionality. However this is unlikely to prevent interoperability with the system. Resolution is desirable.

•	ACTION. The test data was insufficient to draw a firm conclusion. Further investigation is advised.

SCHEDULE 5A

Project Bill of Quantities for ATG-4 Deployment

[***]

Schedule 5B Product Pricing Schedule for Additional Product Purchases

[***]

Schedule 5C — Spares Price List

Spare parts for CBTS 12 and BSCB common part as listed as formerly agreed.

[***]

Schedule 5D Discount and Minimum Purchase Credit

[***]

SCHEDULE 6

Gogo Customer Care Services

Please refer to the Gogo Customer Care Services document for description of the Care Services Gogo is entitled to, which is attached and incorporated hereto.

    Customer Care

Service Description

SCHEDULE 7

Acronyms & Definitions

Acronyms

AAA	Authentication Authorization Accounting
ARR	Advance Repair and Return service
ATG-4	Enhanced Air to Ground based on EV DO Rev B and related technologies
BSCB	Base Station Controller B
BSS SW	Standard BTS and BSC software incorporating third party technologies and features essential for the ATG-4 Network operation
BTS	Base Transceiver Station
CBTS 12	Compact Base Transceiver Station Indoor model 2
CBTS 01	Compact Base Transceiver Station Outdoor model 1
BS8800	SDR Based Transceiver Station Indoor model BS8800
BS8900	SDR Based Transceiver Station Indoor model BS8800
CSM	Cell Site Modem
HA	Home Agent
NRE	Non-Recurring Engineering
OMC	Operation and Maintenance Center
PDSN	Packet Data Service Node
NE	Network Elements as set forth in Schedules 5A – 5C
HW	Hardware
SDR	Software Defined Radio (Commonly used acronym to reference new BTS)
SW	Software
QoS	Quality of Service

Definitions

[***]

STATEMENT OF WORK

1	Project Objective:

[***]

2	Development Milestones

The following sets forth the Development Project milestones for ZTE and Gogo. ZTE’s delivery and interim delivery dates are expected to be pulled in or pushed out accordingly if Gogo provides it’s delivery earlier or later than the dates listed below. [***]

3	Payment Milestones

The following sets forth the Development Project milestones for ZTE and Gogo.

ZTE Milestones	Expected Date		Amount
Contract Signing	[***	]	[***	]
Milestones 2.1, 2.2, 2.3	[***	]	[***	]
Milestones 2.4.1	[***	]	[***	]
Milestones 2.4.2, 2.5	[***	]	[***	]

4	Signatures

/s/
ZTE USA Inc.	Date	Gogo LLC	Date